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                                 EXHIBIT 23(b)

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

        We hereby consent to the incorporation of Ryder Scott Company, Petroleum Engineers by reference in this Annual Report on Form 10-KSB of Cotton Valley Resources Corporation dated October 14, 1997, relating to the estimated quantities of proved reserves of oil and gas attributable to certain interests of Cotton Valley Resources Corporation.


                                  /s/ RYDER SCOTT COMPANY, PETROLEUM ENGINEERS
                                  ------------------------------------
                                  Ryder Scott Company, Petroleum Engineers

Calgary, Alberta
October 14, 1997